UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) HSN, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders on May 23, 2014.

(b) The matters on which the shareholders voted, in person or by proxy, were (i) to elect ten directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to approve, on an advisory basis, the compensation paid to our named executive officers; (iii) to approve the Performance Goals contained in the Second Amended and Restated 2008 Stock and Annual Incentive Plan; and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Costello	49,060,392	710,206	2,184,384
James M. Follo	49,223,132	547,466	2,184,384
Mindy Grossman	49,077,528	693,070	2,184,384
Stephanie Kugelman	49,221,543	549,055	2,184,384
Arthur C. Martinez	45,786,818	3,983,780	2,184,384
Thomas J. McInerney	48,216,750	1,553,848	2,184,384
John B. (Jay) Morse, Jr.	49,223,114	547,484	2,184,384
Matthew E. Rubel	49,645,306	125,292	2,184,384
Ann Sarnoff	48,314,147	1,456,451	2,184,384
Courtnee Ulrich	49,070,818	699,780	2,184,384

Each of the director nominees was elected to hold office for a one-year term ending on the next succeeding annual meeting of shareholders.

Proposal 2 – Approve, on an advisory basis, the compensation paid to our named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
49,338,209	106,905	325,484	2,184,384

The shareholders approved, on an advisory basis, Proposal 2.

Proposal 3 – Approve the Performance Goals contained in the Second Amended and Restated 2008 Stock and Annual Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
49,262,825	498,099	9,674	2,184,384

The shareholders approved Proposal 3.

Proposal 4 – Ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
51,926,162	22,138	6,682	0

The shareholders approved Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.

Dated: May 23, 2014

	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

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